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                                                                  EXHIBIT 1

                             CANAL ELECTRIC COMPANY

                            CONDENSED BALANCE SHEETS

                               SEPTEMBER 30, 1998

                                     ASSETS

                             (Actual and Pro Forma)

                             (Dollars in thousands)
                                   (Unaudited)



                                              Actual     Adjustments  Pro Forma
PROPERTY, PLANT AND EQUIPMENT,
 at original cost                            $470,674     $(212,596)  $258,078
  Less -  Accumulated depreciation and
          amortization                        212,897      (146,260)    66,637
                                              257,777       (66,336)   191,441
  Add  -  Construction work in progress         6,281        (3,857)     2,424
                                              264,058       (70,193)   193,865

INVESTMENTS
  Other                                         2,828             -      2,828

CURRENT ASSETS
  Cash                                             24             -         24
  Accounts receivable                          16,185       (13,500)     2,685
  Prepaid property taxes                        1,336          (891)       445
  Inventories and other                         3,145          (595)     2,550
                                               20,690       (14,986)     5,704

DEFERRED CHARGES                               26,833       (10,964)    15,869

                                             $314,409     $ (96,143)  $218,266














                             See accompanying notes.
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                                                                     EXHIBIT 1
                                                                    (continued)
                             CANAL ELECTRIC COMPANY

                            CONDENSED BALANCE SHEETS

                               SEPTEMBER 30, 1998

                         CAPITALIZATION AND LIABILITIES

                             (Actual and Pro Forma)

                             (Dollars in thousands)
                                   (Unaudited)


                                              Actual     Adjustments  Pro Forma

CAPITALIZATION
  Common Equity                              $102,918     $ (42,918)  $ 60,000

  Long-term debt, including premiums, less
    current sinking fund requirements          83,568       (23,568)    60,000
                                              186,486       (66,486)   120,000

CAPITAL LEASE OBLIGATIONS                      10,800             -     10,800

CURRENT LIABILITIES
  Interim Financing                             3,150        (3,150)         -

  Other Current Liabilities -
    Current sinking fund requirements             350          (350)         -
    Accounts payable                           17,347       (13,500)     3,847
    Accrued taxes -
     Income                                       248             -        248
     Local property and other                   1,668        (1,112)       556
    Other                                       7,134             -      7,134
                                               26,747       (14,962)    11,785
                                               29,897       (18,112)    11,785
DEFERRED CREDITS
  Accumulated deferred income taxes            68,703        (9,532)    59,171
  Unamortized investment tax credits
    and other                                  18,523        (2,013)    16,510
                                               87,226       (11,545)    75,681

COMMITMENTS AND CONTINGENCIES
                                             $314,409     $ (96,143)  $218,266








                             See accompanying notes.